SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2009

GUINNESS EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53375	98-0465540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1901 - Level 7 Anzac House, 181 Willis Street Wellington, New Zealand	6140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	509.252.9157

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended.  These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", ‘targets”, or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to mining operations, changes in the worldwide price of gold, silver, or certain other commodities; legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with mining or development activities; employee relations; contests over title to properties; and the risks involved in the exploration, development and mining business.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results and the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Guinness” mean collectively Guinness Exploration, Inc., a Nevada corporation, and its wholly owned subsidiary, Nantawa Resources Inc., a Yukon corporation, unless otherwise indicated.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Mineral Property Acquisition Agreement

As previously reported on our Current Report on Form 8-K filed on November 20, 2009, on November 19, 2009, and as amended on February 4, 2010 (a copy of which amendment is filed with the Current Report on Form 8-K as Exhibit 10.2), we entered into a mineral property acquisition agreement (the “Nantawa Agreement”) with Eagle Trail Properties Inc. (“ETPI”) for the purchase of a 65% ownership interest in two exploration properties in Yukon, Canada. The purchase includes the Mount Nansen Property and the Tawa Property (collectively the “Nantawa Project”) which consist of 203 full or fractional claims with a total area of approximately 3,136.43 square hectares located in the South Central part of the Yukon, 180 km Northwest of Whitehorse and 60 km West of the Village of Carmacks. The Nantawa Project had been purchased by ETPI in 2007 and 2008 from PricewaterhouseCoopers in a foreclosure proceeding against the previous owner BYG Natural Resources Ltd.

To comply with Yukon law which limits ownership of mineral claims to persons or companies resident in the Yukon, on November 6, 2009 we incorporated a wholly owned Yukon subsidiary named Nantawa Resources Inc. (the “Subsidiary”) and have assigned all interests in the Nantawa Agreement to this Subsidiary.

In consideration for the purchase of the 65% interest in the Nantawa Project, we agreed to pay ETPI Cdn$1 million (agreed by the parties to be equivalent to US$943,868) in two installments of $471,934 (Cdn$500,000) and issue 60,000,000 restricted shares of our common stock to ETPI (the “ETPI Shares”). To confirm the cash payments owed by us to ETPI, we also provided ETPI with a Promissory Note (the “Note”), which is attached herein as Exhibit 10.3, stating our indebtedness to ETPI in the amount of Cdn$1,000.000.

The payments schedule and payment history to date are as follows:

Monetary Consideration:

Item	Installments Required	Payments Made	Date Paid	Balance Due	Deadlines
Claims payment #1 to ETPI	$471,934	$471,934	February 12, 2010	-	May 30, 2010
Claims payment #2 to ETPI	$471,934	-	-	$471,934	November 30, 2010

Sub-total	$943,868	$471,934		$471,934

Share Consideration

Item	Common Share Installments Required	Payments Made	Date Paid	Balance Due	Deadline
Share issuance to ETPI	60,000,000 Restricted shares	60,000,000 Restricted shares	December 29, 2009	-	January 18, 2010

Sub-total	60,000,000 Restricted shares	60,000,000 Restricted shares		-

The Nantawa Agreement also includes an option (the ‘Option’) for our company to increase our ownership in the Nantawa Project by 35%. To earn the additional 35% interest in the Nantawa Project from ETPI, the terms of the Option require that we make a deposit to ETPI of Cdn$1,000 prior to May 19 2010 and then incur exploration expenditures of Cdn$1 million prior to October 31, 2010 and Cdn$1 million prior to October 31, 2011, and from November 19, 2009, keep the Nantawa Project claims in good standing by paying all taxes, assessments and other charges and by doing all other acts and things that may be necessary in that regard.

Additionally, the Nantawa Agreement provides that ETPI will be paid a 3% Net Smelter Royalty during the productive life of the Nantawa Project. On December 1, 2009 we fulfilled the deposit of Cdn$1,000 to ETPI. A copy of the Nantawa Agreement (which includes documentation of the Option) was filed with on a Current Report on Form 8-K on November 20, 2009 and is incorporated by reference in to this Current Report on Form 8-K.

The closing of the transactions contemplated in the Nantawa Agreement occurred on November 19, 2010. Please refer to the information provided under Item 2.01 of this current report for information related to the mineral property acquisition and our business as a result of the acquisition.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 19, 2010, and as amended on February 4, 2010, we entered into an Agreement with ETPI to acquire certain mineral property interests known as the Nantawa Project. To date, we have paid $471,934 and issued 60,000,000 restricted shares of our common stock to ETPI. A second payment of $471,934 is due to ETPI on, or before, November 30, 2010 and represents the final payment required in order for our company to earn a 65% interest in the Nantawa Project. To confirm the cash payments owed by us to ETPI, we also provided ETPI with a Promissory Note (the “Note”), which is attached herein as Exhibit 10.3, stating our indebtedness to ETPI in the amount of Cdn$1,000.000.

The Nantawa Agreement also includes an Option for our company to increase its ownership in the Nantawa Project by 35%. To fulfill the terms of the Option and earn an additional 35% interest in the Nantawa Project from ETPI, we made a deposit to ETPI of Cdn$1,000 on December 1, 2009 and have agreed to incur exploration expenditures of: Cdn$1 million prior to October 31, 2010; and Cdn$1 million prior to October 31, 2011; and, from November 19, 2009 keep the Nantawa Project claims in good standing by paying all taxes, assessments and other charges and by doing all other acts and things that may be necessary in that regard.

Additionally, the Nantawa Agreement provides that we will pay to ETPI a 3% Net Smelter Royalty during the productive life of the Nantawa Project if the properties come into production.

A copy of the Nantawa Agreement (which includes documentation of the Option) was filed on a Current Report on Form 8-K on November 20, 2009 and is incorporated by reference in to this Current Report on Form 8-K.

ETPI is a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the ETPI Shares have been issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Because we were a shell company before our acquisition of the Nantawa Project from ETPI, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an early stage mineral exploration company. For further details on our business, please see the section entitled “Business” beginning, as follows, on page 3.

BUSINESS

General Overview and Business Development Since Inception

We were incorporated under the laws of the State of Nevada on July 15, 2005 under the name “Guinness Exploration, Inc.” Since inception, we have been an exploration stage company engaged in the exploration of mineral properties.  Since inception, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been involved in any reclassification, consolidation, or merger arrangements.

On April 5, 2006, we purchased a 741 square hectare uranium property from a prospector in Saskatchewan, Canada for $15,985. The claim was an undeveloped property which we believed might potentially yield uranium. To our knowledge, no prior exploration had ever been undertaken on the property. During the first half of 2008, we did not raise sufficient capital to initiate exploration on our Saskatchewan uranium claim and we did not have the necessary funds to meet the exploration expenditure level mandated by the Saskatchewan Ministry of Energy and Resources. As a result, we abandoned the Saskatchewan uranium claim on July 17, 2008.

Our head office is located at P.O. Box 1901 - Level 7 Anzac House, 181 Willis Street, Wellington, New Zealand 6140; telephone number: 509.252.9157. Our statutory registered agent's office is CSC Services of Nevada Inc., 502 East John Street, Carson City, Nevada 89706.

The initial authorized share capital for our company consisted of 75,000,000 common shares with a par value of $0.001 and no preferred shares.

On May 26, 2008, we declared a 12 for 1 stock dividend. The record date and payment date for this stock dividend were June 4, 2008 and June 6, 2008 respectively. This dividend had the effect of increasing our issued and outstanding share capital from 5,525,000 shares to 71,825,000 shares. All references in our subsequent financial statements to stock issued and outstanding were retroactively adjusted as if the stock dividend had taken place on July 15, 2005 (inception).

On November 19, 2010, and as amended on February 4, 2010, we entered into an agreement with ETPI to acquire certain mineral property interests known as the Nantawa Project. To date, we have paid $471,934 and issued 60,000,000 restricted shares of our common stock to ETPI. A second payment of $471,934 is due to ETPI on, or before, November 30, 2010 and represents the final payment required in order for our company to earn a 65% interest in the Nantawa Project. To confirm the cash payments owed by us to ETPI, we also provided ETPI with a Promissory Note (the “Note”), which is attached herein as Exhibit 10.3, stating our indebtedness to ETPI in the amount of Cdn$1,000.000.

The Nantawa Agreement also includes an Option for our company to increase its ownership in the Nantawa Project by 35%. To fulfill the terms of the Option and earn an additional 35% interest in the Nantawa Project from ETPI, we made a deposit to ETPI of Cdn$1,000 on December 1, 2009 and have agreed to incur exploration expenditures of: Cdn$1 million prior to October 31, 2010; and Cdn$1 million prior to October 31, 2011; and, from November 19, 2009 keep the Nantawa Project claims in good standing by paying all taxes, assessments and other charges and by doing all other acts and things that may be necessary in that regard.

To comply with Yukon law which limits ownership of mineral claims to persons or companies resident in the Yukon, on November 6, 2009 we incorporated a wholly owned Yukon subsidiary named Nantawa Resources Inc. (the “Subsidiary”) and have assigned all interests in the Nantawa Agreement to this Subsidiary.

Business Subsequent to the Acquisition of the Mineral Property Interest

We are an exploration stage mining company engaged in the exploration of minerals on our properties, known as the Nantawa Project, located in Yukon, Canada.

Our current operational focus is to conduct exploration activities on the Nantawa Project and to complete the terms of the Nantawa Agreement. For a description of our Nantawa  Project please see the section entitled “Properties” beginning on page 17.

Effective September 17, 2009, we filed a Certificate of Amendment with the Secretary of State of Nevada to increase our authorized share capital to 500,000,000 shares of common stock, par value $0.001 par value and for the creation of 100,000,000 shares of preferred stock, par value $0.001, for which the directors of our company may fix and determine the designations, rights preferences or other variations of each class or series within each class of preferred stock. Our board of directors approved the amendments to our articles of incorporation and stockholders representing a majority of the outstanding shares of our corporation gave us their written consent to the amendments to our articles of incorporation.

On December 10, 2009, Mr. John Hiner, B.Sc. (geology), M.Sc. (geology), was appointed as our Chief Geologist, Vice President, Secretary and Treasurer.

On December 29, 2009, in fulfillment of one of the payment terms of the Nantawa Agreement, we issued 60,000,000 restricted shares of our common stock at a deemed value of US$0.00103 per share to ETPI representing aggregate proceeds of US$61,800. These shares were issued pursuant to Regulation S of the Securities Act of 1933, as amended.

On January 13, 2010, Mr. Nigel Mattison was appointed as a director of our company.

On January 19, 2010, we announced that we had engaged Coast Mountain Geological Alaska LLC (‘Coast Mountain’), a geological consulting firm, to assist us in the orderly advancement of the Nantawa Project. The mandate of Coast Mountain is to review the drilling data from 80 previously drilled holes so as to establish near-term exploration targets.

On February 8, 2010, we received a report from Coast Mountain personnel, which was based on pre-existing geological data, which provided several surface geochemistry maps. Based on this data we believe that we have identified gold anomalies and a large copper anomaly near and over the intrusive to the north end of the Nansen block. Mr. Hiner, our Chief Geologist, Vice President, Secretary and Treasurer, believes that these anomalies may be worthy of follow-up and may have established potential gold and a porphyry copper target.

On February 10, 2010, we completed a private placement financing which raised aggregate proceeds of US$1,500,000. We anticipate that these funds will provide sufficient capital for the first stage of exploration of the Nantawa Project. We sold 1,875,000 units at a price of US$0.80 per unit, with each unit being comprised of one share of our common stock and one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of our company’s common stock for a period of twenty four months at a price of US$2.00 per share. The securities were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

During February and March, 2010, we have undertaken planning for a summer drilling program.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Subsidiaries

We have one wholly owned subsidiary, this being Nantawa Resources Inc. which was incorporated in Yukon, Canada on November 6, 2009.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the last fiscal year.

Employees

Currently, we do not have any employees. We do not expect any material changes in the number of employees over the next 12 month period. We contract with outside professionals for legal, audit, accounting, and regulatory filing services as required.

Additionally, we engage contractors, such as our Chief Geologist, from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Intellectual Property

We do not own, either legally or beneficially, any patents, trademarks, servicemarks, or other intellectual property.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition.  As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements.  Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition.  If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated With Mining

Mineral exploration and development activities are speculative in nature

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by our company may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection, the combination of which factors may result in our company not receiving an adequate return of investment capital.

Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities and grades to justify commercial operations or that funds required for development can be obtained on a timely basis. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of precious and base metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

We have been in the business of exploring mineral resource properties since July 15, 2005 and we have not yet located any mineral reserve. As a result, we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our activities will be subject to environmental and other industry regulations which could have an adverse effect on our financial condition

Our company's activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailing disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on the financial condition of our company.

The operations of our company include exploration and development activities and commencement of production on our properties, which requires permits from various federal, state, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. On November 30, 2009, the date of our last quarterly report, we had cash in the amount of $4,093 and a working capital deficit of $79,632. We incurred a net loss of $20,188 for the six month period ended November 30, 2009 and a net loss of $(133,132) since inception on July 15, 2005. We estimate our average monthly operating expenses to be approximately $130,000 to $175,000, including mineral property costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities and shareholder loans, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated July 30, 2009, to comment about our company’s ability to continue as a going concern. Management has plans to seek additional capital through private placements and/or public offerings of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. Our consolidated financial statements do not include any adjustments relating to the recoverability and potential classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence. We continue to experience net operating losses.

We currently rely on certain key individuals and the loss of one of these key individuals could have an adverse effect on the Company

Our success depends to a certain degree upon certain key members of our management. These individuals are a significant factor in the our growth and success. The loss of the service of members of the management and advisory board could have a material adverse effect on our company. In particular, the success of our company is highly dependent upon the efforts of our President & CEO, CFO, PAO, Treasurer & Secretary, Chair & Director, the loss of whose services would have a material adverse effect on the success and development of our company. Additionally, we do not anticipate having key man insurance in place in respect of our directors and senior officers in the foreseeable future.

We require substantial funds merely to determine whether commercial precious metal deposits exist on our properties

Any potential development and production of our exploration properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand our operations on these exploration properties is anticipated to involve consideration and evaluation of several significant factors including, but not limited to:

▪	Costs of bringing each property into production, including exploration work, preparation of production feasibility studies, and construction of production facilities;
▪	Availability and costs of financing;
▪	Ongoing costs of production;
▪	Market prices for the precious metals to be produced;
▪	Environmental compliance regulations and restraints; and
▪	Political climate and/or governmental regulation and control.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the Over-The-Counter Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the Over-The-Counter Bulletin Board is not a stock exchange, and trading of securities on the Over-The-Counter Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ, or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans to provide working capital.

Results of Operations for the Fiscal Years ended May 31, 2009 and May 31, 2008

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended May 31, 2009 and 2008.

Our operating results for the years ended May 31, 2009 and 2008 are summarized as follows:

	Year Ended
	May 31
	2009	2008
Revenue	$-	$-
Expenses	$23,112	$37,913
Net Loss	$(23,112)	$(37,913)

Revenues

We have not earned any revenues since our inception and we do not anticipate earning revenues in the near future.

Expenses

Professional Fees

Professional fees totaled $15,467 for the twelve months ended May 31, 2009 versus $15,814 for the same period ended May 31, 2008. For the current twelve month period, professional fees were primarily composed of auditor and accounting fees for the audit of our May 31, 2009 financial statements and review of our quarterly financial statements. The increase in professional fees year over year is explained by increased expenditures for auditor fees. During the coming year, we project professional fees will remain at current levels.

Administrative Expenses

Administrative expenses were $4,229 versus $4,925 respectively for the twelve month periods ended May 31, 2009 versus May 31, 2008. For the current period administrative fees were primarily composed of Edgar agent filing fees and rent. We expect administrative fees to remain at current levels during the coming year.

Impairment Loss on Mineral Property

On April 6, 2006 we purchased a uranium property in Saskatchewan, Canada and on July 17, 2008 we determined we would not proceed with this property and formally abandoned the project. This abandonment is recorded in our financial statements as an asset impairment and totaled $15,985 for the year ended May 31, 2008. There have been no asset impairment charges relating to the twelve months ended May 31, 2009.

Net Loss

We incurred a net loss of $23,112 for the twelve months ended May 31, 2009 compared with a net loss of $37,913 for the same period ended May 31, 2008.  The decrease in net loss was primarily due to our company not incurring any asset impairment costs during the year ended May 31, 2009.

Liquidity and Capital Resources

Our financial position as at May 31, 2009 and 2008 are as follows:

Working Capital
	As at May 31, 2009	As at May 31, 2008
Current Assets	$26,841	$10,618
Current Liabilities	$86,285	$46,950
Working Capital (Deficiency)	$(59,444)	$(36,332)

Our working capital deficit increased from $36,332 at May 31, 2008 to $59,444 at May 31, 2009 primarily as a result of increased shareholder loans.

Cash Flows
	Year Ended	Year Ended
	May 31, 2009	May 31, 2008
Net cash (used) by Operating Activities	$(30,125)	$(36,511)
Net cash (used) by Investing Activities	$-	$-
Net cash provided in Financing Activities	$41,260	$39,607
Increase (Decrease) in Cash during the Year	$11,135	$3,096
Cash, Beginning of Year	$9,503	$6,407
Cash, End of Year	$20,638	$9,503

Since the date of our incorporation to May 31, 2009, we have raised $53,500 though private placements of our common shares and $81,603 through shareholder loans, excluding accrued interest. As of May 31, 2009 we had cash on hand of $20,638 and prepaid expenses of $6,203.

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Results of Operations for the Three Month Periods Ended November 30, 2009 and November 30, 2008

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the interim periods ended November 30, 2009 and 2008.

Our operating results for the three months ended November 30, 2009 and 2008 are summarized as follows:

	Three Months Ended
	November 30
	2009	2008
Revenue	$-	$-
Expenses	$12,635	$8,604
Net Loss	$(12,635)	$(8,604)

Revenues

We have not earned any revenues since our inception and we do not anticipate earning revenues in the near future.

Expenses

Professional Fees

Professional fees were $8,068 for the three month period ended November 30, 2009, compared with $6,932 for the three month period ended November 30, 2008.  During the current period, professional fees were composed of legal, auditor and accounting fees. In the coming quarter, we project professional fees will remain at current levels.

Administrative Expenses

Administrative expenses were $2,039 for the three month period ended November 30, 2009, compared with $725 for the three month period ended November 30, 2008.  During the current period, administrative fees were primarily composed of office expenses and Edgar agent filing fees related to our SEC filings. We expect administrative fees to increase substantially during the coming quarters as we implement our strategic plans.

Investor Relations

Investor Relations expenses comprise costs for press releases, maintenance of our company’s website and other investor information initiatives. During the three month period ended November 30, 2009 investor relations expense totaled $1,430 as compared with $Nil in the comparative period in 2008. We anticipate investor relations expenses will increase substantially during the coming quarters as we continue our efforts to raise further capital and keep current investors informed of our developments.

Net Loss

We incurred a net loss of $12,635 for the three month period ended November 30, 2009 compared with a net loss of $8,604 for the three month period ended November 30, 2008.  The increase in net loss was primarily due to increases in professional fees, administrative expenses and investor relations expenses.

Results of Operations for the Six Month Periods Ended November 30, 2009 and November 30, 2008

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the interim periods ended November 30, 2009 and 2008.

Our operating results for the six months ended November 30, 2009 and 2008 are summarized as follows:

	Six Months Ended
	November 30
	2009	2008
Revenue	$-	$-
Expenses	$20,188	$15,223
Net Loss	$(20,188)	$(15,223)

Revenues

We have not earned any revenues since our inception and we do not anticipate earning revenues in the near future.

Expenses

Professional Fees

Professional fees were $13,751 for the six month period ended November 30, 2009, compared with $11,192 for the six month period ended November 30, 2008.  During the current period, professional fees were composed of legal, auditor and accounting fees. In the coming quarter, we project professional fees will remain at current levels.

Administrative Expenses

Administrative expenses were $2,822 for the six month period ended November 30, 2009, compared with $2,544 for the six month period ended November 30, 2008.  During the current period, administrative fees were primarily composed of office expenses and Edgar agent filing fees related to our SEC filings. We expect administrative fees to increase substantially during the coming quarters as we implement our strategic plans.

Investor Relations

Investor Relations expenses comprise costs for press releases, maintenance of our company’s website and other investor information initiatives. During the six month period ended November 30, 2009 investor relations expense totaled $1,430 as compared with $Nil in the comparative period in 2008. We anticipate investor relations expenses will increase substantially during the coming quarters as we continue our efforts to raise further capital and keep current investors informed of our developments.

Net Loss

We incurred a net loss of $20,188 for the six month period ended November 30, 2009 compared with a net loss of $15,233 for the six month period ended November 30, 2008.  The increase in net loss was primarily due to increases in professional fees, administrative expenses and investor relations expenses.

Liquidity and Capital Resources

Our financial position as at November 30, 2009 and 2008 are as follows:

Working Capital
	As at November 30, 2009	As at November 30, 2008
Current Assets	$10,674	$26,841
Current Liabilities	$90,306	$86,285
Working Capital (Deficiency)	$(79,632)	$(59,444)

Our working capital deficit increased from $59,444 at November 30, 2008 to $79,632 at November 30, 2009 primarily as a result of a decrease in cash and increases in accounts payable and shareholder loans.

Cash Flows
	Six Months Ended	Six Months Ended
	November 30, 2009	November 30, 2008
Net cash (used) by Operating Activities	$(16,545)	$(18,111)
Net cash (used) by Investing Activities	$-	$-
Net cash provided in Financing Activities	$-	$41,260
Increase (Decrease) in Cash during the Year	$(16,545)	$23,149
Cash, Beginning of Year	$20,638	$9,503
Cash, End of Year	$4,093	$32,652

As of November 30, 2009 we had cash on hand of $4,093 and prepaid expenses of $6,581. The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company had had a net loss attributable to Guinness Exploration, Inc. and Subsidiary, for the six month period ended November 30, 2009, of $(20,188). Additionally it has accumulated operating losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of investors and stockholders of the Company. As of November 30, 2009 we projected the Company would need additional cash resources to operate during the upcoming 12 months and would raise this capital through shareholder loans from our President. The Company intends to attempt to acquire additional operating capital through private equity offerings to the public and existing investors to fund its business plan. However, there is no assurance that equity or debt offerings will be successful in raising sufficient funds to assure the eventual profitability of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Critical Accounting Policies

Exploration Stage Company

The Company is an exploration stage company as defined by SEC Industry Guide 7, and follows generally accepted accounting principles, where applicable. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. As an exploration stage enterprise, the Company discloses the deficit accumulated during the exploration stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Exploration Costs and Mineral Property Right Acquisitions

The Company is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred. The Company assesses the carrying costs for impairment under Accounting Standards 930 Extractive Activities – Mining (AS 930) at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Consolidation of Financial Statements

These financial statements include the accounts of the Company and its subsidiary Nantawa Resources Inc., on a consolidated basis. All inter-company accounts have been eliminated..

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Basic and Diluted Net Loss per Share

Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing the net loss available to common stockholders by common stock equivalents. At November 30, 2009, the Company did not have any common stock equivalents outstanding.

Estimated Fair Value of Financial Instruments

The  carrying  value  of  accounts  payable,  and  other  financial  instruments reflected  in  the  financial  statements  approximates  fair  value  due  to the short-term maturity of the instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry-forwards. Additionally, the Company has not recognized any amount for a tax position taken or expected to be taken on its tax return, or for any interest or penalties.

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of un-depreciated balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Start-up Costs

The Company expenses the cost of start-up activities, including organizational costs, as those costs are incurred.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statements of Operations:

(i)	Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;

(ii)	Non-Monetary items including equity are recorded at the historical rate of exchange; and

(iii)	Revenues and expenses are recorded at the period average in which the transaction occurred

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

PROPERTIES

Executive Offices

As of the date of this current report, our executive, administrative, and operating offices is located at Level 7 Anzac House 181 Willis Street, Wellington, New Zealand 6140. We lease approximately 250 square feet at a cost of $500 per month. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

Mineral Properties

As of the date of this current report on Form 8-K, we hold or have the rights to acquire the Nantawa Project.

Nantawa Project

The Nantawa Project are situated in the prolific Tintina Gold Belt, a 1,200 km long area extending from northern British Columbia, through the Yukon Territory and into southwest Alaska. The Tintina Gold Belt includes such world-class, multi-million ounce gold deposits as Pogo, Fort Knox, True North, and Donlin Creek. A detailed description of the region and properties is as follows:

Exploration properties description and location

The Mount Nansen property and the Tawa property are located in the Whitehorse Mining District on NTS map sheet 105I-03 (Figures 1 and 3). The main claim block is highly irregular (Figure 3). The complete claim group includes 203 full or fractional quartz mineral claims (Table 1). Total size of the claim group is 3,136.43 square hectares. Most of the claims are contiguous except for the two medium size non-contiguous blocks that are called Tawa property (Figure 3). The central block of the contiguous claims, Mount Nansen Property (Figure 3), is some 185 km NNW of Whitehorse. The Mount Nansen claim group measure 8.7 km in the NS direction and 5.1 km in the EW direction. The approximate geographical location of the Mount Nansen claim block is shown in Table 2.

Figure 1:   Location of the Mount Nansen Property and the Tawa Property
(Modified from Denhom, et. al., 2000)

CANADA
MAP AREA
YUKON
NW TERRITORIES
B.C.
ALB.
SASK.
MAN.
ONTARIO
QUEBEC
NFLD
NB
142°
138°
134°
130°
126°
68°
66°
64°
62°
60°
Inuvik
YUKON
NORTHWEST TERRITORIES
Dawson
KENO HILL
Keno Hill
Mayo
KLONDIKE HWY
Yukon R.
MACTUNG
TOM JACKSON
HOWARD PASS
FREEGOLD
ANVIL
Carmacks
Ross River
Mount Nansen and Tawa Properties
WELLGREEN
KETZA
Haines Junction
KLUANE NATIONAL PARK
WHITEHORSE
CARCROSS
Carcross
ALASKA HWY
Watson Lake
MIDWAY
Skagway
ALASKA
BRITISH COLUMBIA
0 50 100 150 200
Km
* From feasibility study by BYG Natural Resources Inc. November 1994

Location of the Mount Nansen and Tawa Properties

Source: Denholm et al, 2000

Figure 2:   Road access in the Mount Nansen and Tawa properties
(Modified from Eaton and Archer, 1989 and Stroshein, 2007a)

* Map source: Eaton and Archer, 1989
Feldspar Porphyry Stocks
0 5 10
SCALE (Km)
N
* Map source: Stroshein, 2007a
Dawson
MAP AREA
Carmacks
Whitehorse
Big Creek Fault
Mount Freegold
Mount Freegold Road
To Dawson
Mount Nansen
Mount Nansen Porphyry
Brown McDade
Webber Flex Huestis Veins
Mill
Mount Nansen Road
Carmacks
To Whitehorse
62° 00'
136° 45'
KLAZA
BRX
GOULTER
Creek
Creek
Victoria
Nansen
ORLOFF KING
WEBBER
FLEX
DICKSON
HUESTIS
MILL
BROWN-McDADE
0 1 2 3 Km
Vein deposits
River
Road
Placer workings
Airstrip

Figure 3:   Mount Nansen property and Tawa property on Claim Blocks
(Red lines represent claim boundaries - Cyan square represents the boundary of the geophysical survey area)

Table 1:   Claim list for Mount Nansen property and Tawa property

Claim	Grant Number	Expiry Date	Area (Ha)	Comments
ROSE	04241	09/10/2019	20.42	Lease
GOLDEN EAGLE	04278	09/10/2019	20.96	Lease
WAR EAGLE	04279	09/10/2019	20.77	Lease
SHAMROCK	04354	09/10/2019	20.73	Lease
SPOT	04361	09/10/2019	19.92	Lease
ARLEP	04368	09/10/2019	14.48	Lease
PHYLLIS	04369	09/10/2019	20.26	Lease
RUB	55633	09/10/2019	1.84	Lease
PUB	55663	09/10/2019	1.93	Lease
SUN DOG	55665	09/10/2019	3.20	Lease
CUB	55666	09/10/2019	1.29	Lease
JAM	55890	09/10/2019	11.64	Lease
PAM	55892	09/10/2019	2.64	Lease
DOME 1	73537	06/02/2014	15.10	-
DOME 2	73538	06/02/2014	15.51	-
DOME 3	73539	06/02/2014	17.29	-
DOME 4	73540	06/02/2014	17.98	-
DOME 6	73542	06/02/2014	17.32	-
DOME 7	73543	06/02/2014	25.34	-
DOME 8	73694	06/02/2014	12.47	-
DOME 14	73700	06/02/2014	21.07	-
DOME 16	73702	06/02/2014	20.61	-
DOME 17	73703	06/02/2014	18.41	-
DOME 18	73704	06/02/2014	18.56	-
DOME 19	73705	06/02/2014	16.73	-
DOME 20	73706	06/02/2014	13.42	-
JOANNE 1	74283	06/02/2014	19.79	-
JOANNE 2	74284	06/02/2014	19.51	-
JOANNE 3	74285	06/02/2014	20.36	-
JOANNE 4	74286	06/02/2014	14.78	-
JOANNE 5	74287	06/02/2014	19.83	-
JOANNE 6	74288	06/02/2014	19.69	-
DOME 25	77746	06/02/2014	15.19	-
DOME 26	77747	06/02/2014	22.54	-
DOME 27	77748	06/02/2014	20.32	-
DOME 28	77749	06/02/2014	21.74	-
DOME 33	77754	06/02/2014	25.50	-
DOME 34	77755	06/02/2014	23.29	-
DOME 35	77756	06/02/2014	22.39	-
DOME 36	77757	06/02/2014	23.97	-
DOME 37	77758	06/02/2014	14.23	-
DOME 38	77759	06/02/2014	18.48	-
DOME 39	77760	06/02/2014	14.95	-
DOME 40	77761	06/02/2014	20.51	-
DOME 41	77762	06/02/2014	20.76	-

Claim	Grant Number	Expiry Date	Area (Ha)	Comments
DOME 42	77763	06/02/2014	19.93	-
DOME 43	77764	06/02/2014	20.47	-
DOME 49	77770	06/02/2014	8.18	-
DOME 50	77771	06/02/2014	18.83	-
DOME 51	77772	06/02/2014	19.05	-
DOME 52	77773	06/02/2014	21.85	-
DOME 53	77774	06/02/2014	22.80	-
DOME 54	77775	06/02/2014	14.69	-
DOME 55	77776	06/02/2014	13.09	-
DOME 56	77777	06/02/2014	13.35	-
DOME 57	77778	06/02/2014	20.47	-
DOME 58	77779	06/02/2014	19.41	-
DOME 60	77781	06/02/2014	20.06	-
DOME 61	77782	06/02/2014	18.91	-
DOME 63	77784	06/02/2014	22.51	-
DOME 64	77785	06/02/2014	22.88	-
DOME 65	77786	06/02/2014	20.66	-
DOME 66	77787	06/02/2014	21.18	-
DOME 78	81842	06/02/2014	25.41	-
DOME 79	81843	06/02/2014	24.10	-
DOME 80	81844	06/02/2014	24.20	-
DOME 81	81845	06/02/2014	22.52	-
DOME 82	81846	06/02/2014	23.26	-
DOME 83	81847	06/02/2014	18.72	-
DOME 84	81848	06/02/2014	19.37	-
DOME 86	81850	06/02/2014	20.76	-
HIW 9	YA23835	06/02/2014	19.44	-
HIW 10	YA23836	06/02/2014	20.83	Fractions
HIW 11	YA23837	06/02/2014	21.55	Fractions
HIW 12	YA23838	06/02/2014	19.93	Fractions
HIW 13	YA23839	06/02/2014	20.72	-
HIW 14	YA23840	06/02/2014	19.55	-
HIW 15	YA23841	06/02/2014	20.15	-
HIW 16	YA23842	06/02/2014	19.86	-
HIW 17	YA23843	06/02/2014	19.92	-
HIW 1	YA24813	06/02/2014	4.74	Fractions
HIW 2	YA24814	06/02/2014	5.15	Fractions
HIW 7	YA24819	06/02/2014	3.01	Fractions
DD 1	YA59596	06/02/2014	20.62	-
DD 2	YA59597	06/02/2014	22.35	-
DD 15	YA59610	06/02/2014	19.20	-
DD 16	YA59611	06/02/2014	19.21	-
DD 17	YA59612	06/02/2014	19.37	-
DD 18	YA59613	06/02/2014	19.85	-
DD 19	YA59614	06/02/2014	20.17	-
DD 20	YA59615	06/02/2014	19.90	-
DD 21	YA59616	06/02/2014	19.64	-

Claim	Grant Number	Expiry Date	Area (Ha)	Comments
DD 22	YA59617	06/02/2014	19.17	-
DD 23	YA59618	06/02/2014	18.69	-
DD 24	YA59619	06/02/2014	18.30	-
DD 25	YA59620	06/02/2014	18.18	-
DD 26	YA59621	06/02/2014	17.65	-
DD 27	YA59622	06/02/2014	19.49	-
DD 28	YA59623	06/02/2014	18.71	-
TBR 1	YA86690	06/02/2014	8.92	-
TBR 2	YA86691	06/02/2014	20.16	-
TBR 3	YA86692	06/02/2014	20.03	-
TBR 4	YA86693	06/02/2014	20.84	-
TBR 5	YA86694	06/02/2014	18.34	-
TBR 6	YA86695	06/02/2014	20.92	-
TBR 7	YA86696	06/02/2014	15.96	-
TBR 8	YA86697	06/02/2014	21.79	-
ONT 38	YA87204	06/02/2014	20.26	-
ONT 40	YA87206	06/02/2014	18.34	-
ONT 42	YA87208	06/02/2014	5.73	-
EEK 1	YA87210	06/02/2014	21.07	-
EEK 2	YA87211	06/02/2014	20.08	-
EEK 3	YA87212	06/02/2014	20.70	-
EEK 4	YA87213	06/02/2014	20.68	-
EEK 5	YA87214	06/02/2014	20.80	-
EEK 6	YA87215	06/02/2014	19.58	-
EEK 7	YA87216	06/02/2014	19.97	-
EEK 8	YA87217	06/02/2014	21.91	-
EEK 9	YA87218	06/02/2014	22.64	-
EEK 14	YA87223	06/02/2014	21.36	-
EEK 15	YA87224	06/02/2014	21.22	-
EEK 16	YA87225	06/02/2014	21.76	-
EEK 17	YA87226	06/02/2014	20.01	-
EEK 18	YA87227	06/02/2014	20.74	-
ONT 44	YA92655	06/02/2014	16.80	-
ONT 45	YA92656	06/02/2014	12.91	-
ONT 46	YA92657	06/02/2014	18.48	-
ONT 47	YA92658	06/02/2014	14.41	-
TAWA 25	YA95051	03/01/2010	4.33	Fractions
TAWA 26	YA95052	03/01/2010	5.95	Fractions
TAWA 27	YA95151	03/01/2010	17.11	-
TAWA 28	YA95152	03/01/2010	22.34	-
TAWA 29	YA95153	03/01/2010	16.14	-
TAWA 30	YA95154	03/01/2010	20.77	-
TAWA 31	YA95155	03/01/2010	23.90	-
TAWA 32	YA95156	03/01/2010	21.36	-
TAWA 33	YA95157	03/01/2010	12.16	-
TAWA 34	YA95158	03/01/2010	18.45	-

Claim	Grant Number	Expiry Date	Area (Ha)	Comments
TAWA 47	YA95163	03/01/2010	7.01	-
TAWA 48	YA95164	03/01/2010	8.00	-
TAWA 49	YA95165	03/01/2010	21.93	-
TAWA 50	YA95166	03/01/2010	23.59	-
TAWA 51	YA95167	03/01/2010	23.22	-
TAWA 52	YA95168	03/01/2010	23.93	-
TAWA 53	YA95169	03/01/2010	15.03	-
TAWA 54	YA95170	03/01/2010	22.93	-
TAWA 55	YA95171	03/01/2010	5.90	-
TAWA 56	YA95172	03/01/2010	13.37	-
TAWA 57	YA95173	03/01/2010	14.12	-
TAWA 58	YA95174	03/01/2010	16.15	-
TAWA 59	YA95175	03/01/2010	13.35	-
TAWA 60	YA95176	03/01/2010	16.19	-
TAWA 61	YA95177	03/01/2010	12.44	-
TAWA 62	YA95178	03/01/2010	11.28	-
TAWA 63	YA95179	03/01/2010	8.41	-
TAWA 64	YA95301	03/01/2010	18.96	-
TAWA 65	YA95302	03/01/2010	15.20	-
TAWA 66	YA95303	03/01/2010	21.82	-
TAWA 67	YA95304	03/01/2010	22.03	-
TAWA 68	YA95305	03/01/2010	20.61	-
TAWA 69	YA95306	03/01/2010	19.68	-
TAWA 70	YA95307	03/01/2010	19.61	-
TAWA 71	YA95308	03/01/2010	18.94	-
TAWA 72	YB06963	03/01/2010	19.15	-
TAWA 73	YB06964	03/01/2010	18.69	-
TAWA 74	YB06965	03/01/2010	19.02	-
TAWA 75	YB06966	03/01/2010	18.61	-
TAWA 83	YB06971	03/01/2010	19.28	-
TAWA 84	YB06972	03/01/2010	6.48	-
TAWA 85	YB06973	03/01/2010	20.10	-
TAWA 86	YB06974	03/01/2010	21.08	-
TAWA 87	YB06975	03/01/2010	19.83	-
TAWA 88	YB06976	03/01/2010	20.96	-
TAWA 89	YB06977	03/01/2010	19.91	-
TAWA 90	YB06978	03/01/2010	20.97	-
Total			3136.43

Table 2:   Coordinates of the corners of the Mount Nansen claim block

Corner	N-S	E-W
NW	62o06.0’ N	137o12.0’ W
NE	62o05.5’ N	137o05.8’ W
SE	62o01.2’ N	137o05.3’ W
SW	62o02.4’ N	137o11.7’ W

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Mount Nansen property and the Tawa property are located approximately 180 km northwest of Whitehorse and 60 km west of the Village of Carmacks in the Yukon Territory (Figure 1). These two properties are accessible from Whitehorse via the Klondike highway to the town of Carmacks and then via an all weather gravel road. Carmacks is 170 km north of Whitehorse. Whitehorse is connected to Vancouver, Edmonton, and Calgary by air service. The Mount Nansen property is facilitated with an extensive network of gravel and dirt roads (Figure 2).

The Mount Nansen and Tawa properties lie northwest of the maximum advance of the Wisconsin ice sheet, and, consequently, are not affected by the Pleistocene continental glaciations (Figure 4; Eaton and Archer, 1989). This resulted in deep weathering in the properties reaching to depths of over 70 m from the topographic surface (Denholm et al, 2000; Roder, 1996). In mineralized zones, sulphides are commonly altered into limonite and other oxides (Denholm et al, 2000; Melling, 1995; Roder, 1996). The topography in the two properties is hilly with rounded ridges and shallow valleys. Local elevation ranges from 1030 m to 1560 m (Melling, 1995; Rodger, 1996).

Permafrost is widespread in the area and varies according to the amount of vegetation and slope facing direction (Stroshein, 2007b). In the north-facing slopes, permafrost is frozen all year around and in the south-facing slopes permafrost thaw to a depth of 1-2 m in the summer (Eaton and Archer, 1989; Roder, 1996).

The average precipitation in the Mount Nansen property is approximately 25 cm, most of which falls as rain in the summer months (Stroshein, 2007b). Snow fall is normally 30-40 cm deep in late winter. The average monthly temperature ranges from -25oC in January to 15oC in July (Stroshein, 2007b).

The Mount Nansen property is situated in the traditional Territory of the Little Salmon/Carmacks First Nation (Stroshein, 2007b). At the mine site, there is no infrastructure other than the mine plant and buildings. The village of Carmacks has been established since 1893 and has provided fuel for river steamboats, a roadhouse on the Whitehorse to Dawson stage run, and an area service center (Campbell, 1994). In the Village of Carmacks, there reside approximately 500 people. The village is also the main and administrative center of the Little Salmon Traditional Lands.

Additional information:  Full text of a Report completed by Robert S. Middleton, P.Eng on November 27, 2009 regarding the Mount Nansen and Tawa properties can be found at our website: www.guinnessexploration.com.

Figure 4:   Glaciation, Dawson Range, Yukon Territory

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 9, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers, and all of our directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name	Amount and Nature of Beneficial Shares Owned(1)	Percent of Outstanding Ownership(2)
Alastair Brown Director, Chair, President & CEO, CFO, and PAO	39,000,000 restricted common shares	29.2%

Nigel Mattison Director	Nil	Nil

John Hiner Chief Geologist, Vice President, and Secretary & Treasurer	Nil	Nil

All Officers, Directors and Control Persons as a Group	39,000,000 restricted common shares	29.2%

Eagle Trail Properties Inc.	60,000,000 restricted common shares	44.9%

Notes:
(1)       Based on 133,700,000 shares of common stock issued and outstanding as of April 9, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.
(2)       No member of Management has the right to acquire within sixty days through options, warrants, rights, conversion, privilege or similar obligations any security of the Company.

Change in Control

We are not aware of any arrangement that might result in a change of control of our Company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Positions Held with the Company	Age	Date First Elected or Appointed
Alastair Brown	Director, Chair, President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer	42	October 19, 2009

Nigel Mattison	Director	60	January 13, 2010

John Hiner	Chief Geologist, Vice President, and Secretary and Treasurer	62	December 10, 2009

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each of our directors and executive officers, indicating their principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Alastair Brown - President & CEO, CFO, PAO, Board Chair, and Director
Mr. Brown has no experience in mineral explorations. For the past five years, and presently, Mr. Brown has been the Sales Director of Conrad Properties Inc., a large scale residential property developer in New Zealand. From 1986 to 1990, Mr. Brown attended the University of Auckland, New Zealand where he received his Bachelor of Commerce degree in 1990. From 1990 to 2005, Mr. Brown had a successful business career in a variety of large property developments in New Zealand and Australia. In 2005, Mr. Brown moved operations to London, UK where he raised equity for mixed use property projects in the United States, and in 2009 moved back to New Zealand to focus on management of a 280 residential unit project for Conrad Properties in Wellington, New Zealand.

Mr. Brown has extensive professional experience in the field of large scale international property development. We believe Mr. Brown's considerable organizational, operational and financial skills are of value to our company as we implement our plans for mineral exploration and development. Mr. Brown is now assembling a skilled team of mining industry professionals and identifying prospective mineral exploration projects, with a focus to creating and enhancing shareholder value in the years ahead.

John Hiner - Chief Geologist, Vice President, and Secretary and Treasurer
John Hiner has over 35 years of experience in resource exploration and management worldwide. He has managed exploration, acquisition, and development programs for metals and industrial minerals on four continents. His range of experience includes mineral and petroleum exploration, energy minerals, and geothermal energy development. Over the past five years and previously, Mr. Hiner has provided contracted geological services and managed projects from a conceptual exploration stage to positive feasibility and finance level studies on proven deposits in South America, North America, and Africa. As both geologist and manager, Mr. Hiner has held positions of increasing responsibility with a variety of companies, ranging in size from multinational Phillips Petroleum Company to both Canadian and American junior companies and has several years experience in running publicly traded companies.

Mr. Hiner received his B.S., Geology in 1972 from San Diego State University and his M.S., Geology in 1978 from the University of Nevada-Reno, Mackay School of Mines. In addition to being President of Lynden, Washington based geological consulting firm Jehcorp Inc. from 1990 to present, Mr. Hiner’s employment and educational history includes the following: 1973-1974, Michael T. Halbouty Inc. and Occidental Petroleum, Windsor, England and Inverness, Scotland, Well Site Geologist North Sea; 1974-1976, graduate school, Reno Nevada; 1976-1982, Phillips Petroleum Co, Reno, Nevada, Geologist; 1982-1984, Queenstake Resources Inc., Reno, Nevada, Senior Geologist; 1985-1990, Nicor Mineral Ventures-Westmont Gold, Spokane Washington, District Manager; 1990-1992, Westmont Gold Inc., Denver Colorado, Vice President Exploration 1993-2000, Champion Resources Inc., Vancouver, BC, Vice President Exploration; 2003-2007, Geocom Resources Inc. Bellingham WA, President.

Mr. Hiner is also involved in both the mining industry and the community. He belongs to several industry trade organizations comprising a spectrum of energy and mining groups, and is involved in local volunteer activities through church and benevolent organizations. Mr. Hiner has published through the auspices of the Nevada Bureau of Mines and Geology, the Northwest Mining Association, and various trade journals.

Nigel Mattison - Director
Nigel Mattison has a strong background in the governance of national and community based organizations. His breadth of skills includes company directorship, management, accounting and auditing, international sales and marketing, strategic planning, public relations and fund raising. Mr. Mattison’s employment background includes senior positions with: Conrad Properties (2005 to 2010); Kuranda Resort and Spa (2003 to 2005); Russley Hotel, Christchurch (1994 – 2000); Pan Pacific Hotels and Resorts, a subsidiary of the Tokyu Corporation, Japan (1998 to 1992); ITT Sheraton (1982 to 1988); Groote Eylandt Mining Company Australia (which is jointly owned by BHP Billiton and Anglo American Corporation) (1975); Lion Nathan Brewing (1970 to 1975); and property development projects, and communications and marketing consulting engagements (1975 to 2003).

Mr. Mattison is a former Board Member of: the New Zealand Tourist Industry Federation (1991 to 1992); the New Zealand Convention Association (1986 to 1989); Tourism Auckland (1989 to 1992 ); New Zealand Football (1998 to 2005); Canterbury Football (1997 to 2000); and the Association of Consumers and Taxpayers New Zealand (1997 to 2001).

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:
1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid by our company to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended May 31, 2009 and May 31, 2008; and
(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the year ended May 31, 2009, who we will collectively refer to as our named executive officers are set out in the following summary compensation table:

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards/SARs ($) (1)	Securities Underlying Options/SARs (#)	LTIP Payouts ($) (2)	All Other Compensation ($)(3)

Alastair Brown President and CEO, CFO, PAO, Chair, and Director(4)	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

John Hiner Chief Geologist, Vice President, and Secretary & Treasurer(5)	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

Nigel Mattison Director(6)	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

Michael Juhasz Former President ,CEO, CFO, PAO, Secretary & Treasurer, Chair, and Director(7)	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Notes:
(1)	SAR’s are “Stock Appreciation Rights”. We have to date not issued any SARs.
(2)	LTIP’s are “Long-Term Incentive Plans”. We have to date not created and LTIPs.
(3)	There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.
(4)	Effective October 19, 2009, Mr. Alastair Brown was appointed as a Director, President, Chief Executive Officer, Chief Financial Officer and as the Principal Accounting Officer of our company. Effective December 1, 2009, Mr. Brown was appointed as our Secretary and Treasurer. For the period from June 1, 2009 to April 9, 2010, Mr. Brown was paid a salary of $40,000.
(5)	Effective December 10, 2009, Mr. John Hiner, B.Sc. (geology), M.Sc. (geology), was appointed to as our Chief Geologist, Vice President, Secretary and Treasurer. For the period from June 1, 2009 to April 9, 2010, Mr. Hiner was paid a salary of $11,694.
(6)	Effective January 13, 2010, Mr. Nigel Mattison was appointed as a Director of our company. For the period from June 1, 2009 to April 9, 2010, Mr. Mattison was paid a salary of $5,000.
(7)	Effective October 19, 2009, Mr. Michael Juhasz resigned his positions as Director, President, Chief Executive Officer Chief Financial Officer, and Principal Accounting Officer of our company and on December 1, 2009, Mr. Michael Juhasz resigned his positions as Vice President, Secretary and Treasurer of our company.

Outstanding Equity Awards

As at May 31, 2009 and presently, we have not made any stock awards to our directors and/or executive officers, and there is no equity incentive award plan in place.

Options Grants

As at May 31, 2009 and presently, we do not have an option plan in place and there have been no grants of options to our directors and/or executive officers.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended May 31, 2009, we did not pay any compensation or grant any stock options to our directors. During the period from June 1, 2009 to April 9, 2010, we paid one director fees of $5,000 (see summary compensation table above).

We have determined that Mr. Mattison is an independent director, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended May 31, 2009, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Since the beginning of the fiscal year ended May 31, 2009, material related party transactions have included: (i) the repayment on February 8, 2010 of $141,303 to our CEO for shareholder loans, including accrued interest, which he had made to our company; (ii) for the period from June 1, 2009 to April 9, 2010, Mr. Brown was paid fees of $40,000; for the period from June 1, 2009 to April 9, 2010, Mr. Hiner was paid fees of $11,694; and for the period from June 1, 2009 to April 9, 2010, Mr. Mattison was paid fees of $5,000.

Corporate Governance

We currently act with two directors, consisting of Alastair Brown and Nigel Mattison.  Mr. Mattison is an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15). The company intends to appoint additional directors in due course.

We have a standing Audit Committee whose duties have been assigned to the full board of directors. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committees, but our entire board of directors acts in such capacities.  We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s shares were cleared for trading by the Financial Industry Regulatory Authority (‘FINRA’) on November 8, 2007 under the symbol “GNXP”. Our common shares are quoted on the Over-the-Counter Bulletin Board (‘OTC-BB’) and the following table sets forth the range of high and low bid quotations, obtained from www.bloomberg.com, for our common stock as reported each of the periods indicated. The market for our shares is limited, volatile and sporadic. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High Trade			Low Trade			Closing Trade

November 30, 2007	$	N/A	(2)	$	N/A	(2)	$	N/A	(2)
February 28, 2008		N/A	(2)		N/A	(2)		N/A	(2)
May 31, 2008		N/A	(2)		N/A	(2)		N/A	(2)

August 31, 2008	$	N/A	(2)	$	N/A	(2)	$	N/A	(2)
November 30, 2008		N/A	(2)		N/A	(2)		N/A	(2)
February 28, 2009		N/A	(2)		N/A	(2)		N/A	(2)
May 31, 2009		N/A	(2)		N/A	(2)		N/A	(2)

August 31, 2009	$	N/A	(2)	$	N/A	(2)	$	N/A	(2)
November 30, 2009		0.65			0.50			0.65
February 28, 2010		1.28			0.60			1.05

Notes:
(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)	No trades occurred during this period.

Our common shares are issued in registered form.  The registrar and transfer agent for our common shares is: Empire Stock Transfer Inc., 1859 Whitney Mesa Dr., Henderson, NV, USA 89014, Tel: 702.818.5898, Fax: 702.974.1444, email: www.empirestock.com

On April 9, 2010 there were 10 registered shareholders of our common stock and there were 133,700,000 common shares outstanding and no preferred shares outstanding.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during our third quarter of our fiscal year ended May 31, 2009.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On December 29, 2009 to fulfill one of the payment terms of the Nantawa Agreement, we issued 60,000,000 restricted shares of our common stock at a deemed price of US$0.00103 per share to Eagle Trail Properties, Inc. representing aggregate proceeds of US$61,800. These shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended, and the Company did not engage in any general solicitation or advertising regarding these shares.

On February 10, 2010, we completed a private placement financing which raised aggregate proceeds of US$1,500,000. We anticipate that these funds will provide sufficient capital for the first stage of exploration of the Nantawa Project. We sold 1,875,000 units at a price of US$0.80 per unit, with each unit being comprised of one share of our common stock and one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of our company’s common stock for a period of twenty four months at a price of US$2.00 per share. The securities were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share and 100,000,000 preferred shares, par value $0.001, for which the Board of Directors may fix and determine the designations, rights, preferences or other variation to each class or series within each class of preferred shares.

Common Stock

As of April 9, 2010, there were 133,700,000 shares of our common stock issued and outstanding that are held by 10 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $0.001. Our board of directors is authorized to issue preferred stock and to fix the consideration and preferences of the preferred stock. To date, no preferred shares have been issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

On February 10, 2010, we completed a private placement financing which raised aggregate proceeds of US$1,500,000. We anticipate that these funds will provide sufficient capital for the first stage of exploration of the Nantawa Project. We sold 1,875,000 units at a price of US$0.80 per unit, with each unit being comprised of one share of our common stock and one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of our company’s common stock for a period of twenty four months at a price of US$2.00 per share. The securities were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On February 10, 2010, we completed a private placement financing which raised aggregate proceeds of US$1,500,000. We anticipate that these funds will provide sufficient capital for the first stage of exploration of the Nantawa Project. We sold 1,875,000 units at a price of US$0.80 per unit, with each unit being comprised of one share of our common stock and one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one additional share of our company’s common stock for a period of twenty four months at a price of US$2.00 per share. The securities were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.06   CHANGE IN SHELL COMPANY STATUS

Management has determined that, as a result of the acquisition of  the interests in the Nantawa Property, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.  Please refer to Item 2.01 of this current report for a detailed description of the asset purchase agreement and the business of our company following the acquisition.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits required by Item 601 of Regulation S-K

EXHIBIT INDEX

Number	Exhibit Description

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
3.3	Certificate of Amendment of Articles of Incorporation(2)

(10)	Material Contracts
10.1	Nantawa Agreement(3)
10.2	Amendment to the Nantawa Agreement dated February 4, 2010(4)
10.3	Promissory Note(4)

(1)    Filed as an exhibit to our registration statement on Form SB-2 filed December 27, 2006 and incorporated herein by this reference
(2)    Filed as an exhibit to Current Report on Form 8-K filed December 31, 2009 and incorporated herein by this reference
(3)    Filed as an exhibit to Current Report on Form 8-K filed November 20, 2009 and incorporated herein by this reference
(4)    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown
President and CEO, and Director

Date:  April 9, 2010